UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	0-26224 (Commission File Number)	51-0317849 (IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ 08536 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”), upon the recommendation of the Board’s Compensation Committee, adopted the Integra LifeSciences Deferred Compensation Plan (the “Plan”), effective May 16, 2019.

Under the Plan, a select group of management or highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) of the Company and its participating subsidiaries, including the Company’s “named executive officers,” may defer the payment and taxation of up to 75% of their base salary and up to 100% of bonus amounts and other eligible cash compensation.  Cash deferrals are immediately vested; otherwise, deferrals generally vest as provided in the underlying compensation arrangement. The Plan also allows for discretionary supplemental employer contributions by the Company, in the Company’s sole discretion, which may be subject to a vesting schedule determined at the time such a contribution is made.

A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected deemed investment funds offered under the Plan, which will be the same or similar to the investment funds offered under the Integra LifeSciences Corporation 401(k) plan, and elected by the participant.

A participant may elect to receive or begin receiving his or her deferred compensation and earnings thereon on a specified date or following separation from service, either in a lump sum or in annual installments, as provided in the Plan and elected by the participant.  Pursuant to the terms of the Plan, payments may be accelerated in certain circumstances, including death of the participant.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and generally will be administered by the Company’s Retirement Plans Committee or its delegate. The Compensation Committee or the Retirement Plans Committee may amend or terminate the Plan in accordance with its terms.

The foregoing description of the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s related Registration Statement on Form S-8.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 16, 2019. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2020 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	79,834,074	118,702	15,863	2,312,835
Rhonda G. Ballintyn	79,915,444	38,203	14,992	2,312,835
Keith Bradley	78,973,684	979,257	15,698	2,312,835
Stuart M. Essig	79,199,506	753,433	15,700	2,312,835
Barbara B. Hill	75,835,050	4,118,554	15,035	2,312,835
Lloyd W. Howell, Jr.	79,911,395	40,796	16,448	2,312,835
Donald E. Morel, Jr.	79,911,294	41,609	15,736	2,312,835
Raymond G. Murphy	79,410,869	541,317	16,453	2,312,835
Christian S. Schade	79,448,627	493,161	26,851	2,312,835

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
81,509,529	757,718	14,226	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
79,525,453	414,465	28,721	2,312,835

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Title:	Corporate Vice President and Chief Financial Officer

Date: May 21, 2019